Exhibit 99.2

Risk Factors

Unless the context otherwise requires, references herein to “Jaguar,” the “Company,” “we,” “us,” and “our” refer to Jaguar Health, Inc. Terms used but not defined herein have the respective meanings set forth in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 5, 2026 (the “Current Report”). The risk factors discussed below contain description of the terms and conditions of the form of the Certificate of Designation of Preferences, Rights and Limitations of Series R Convertible Preferred Stock (the “Certificate of Designation”). Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to the Current Report.

Risks Related to the Preferred Stock Dividend

The potential issuance of a large number of shares of Common Stock upon the conversion of our Series R Convertible Preferred Stock (the “Series R Preferred Stock”) may have a negative effect on the trading price of our Common Stock as well as a significant dilutive effect.

The Certificate of Designation provides that all of the then outstanding shares of Series R Preferred Stock shall convert, as of November 2, 2026 (the “Conversion Date”), to shares of Common Stock (the “Conversion Shares”) at a ratio, for each share of Series R Preferred Stock (the “Series R Conversion Ratio”), of five shares of Common Stock, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of our Common Stock that occur after the original issue date of Series R Preferred Stock.

This conversion of the Series R Preferred Stock will result in the issuance of a substantial number of additional shares of our Common Stock and, as a result, the percentage ownership and voting power held by our stockholders who do not receive the Series R Preferred Stock as described below will be significantly reduced. Such stockholders will experience significant dilution upon conversion of the Series R Preferred Stock.

A stockholder’s entitlement to the dividend of Series R Preferred Stock (the “Preferred Stock Dividend”) as declared by the board of directors of the Company (the “Board”) is determined by whether such stockholder holds shares of our Common Stock as of the Record Date (as defined hereunder) for the Preferred Stock Dividend.

Our Board set October 13, 2026 as the record date (the “Record Date”) and October 15, 2026 as the dividend payment date (the “Dividend Payment Date”) for the Preferred Stock Dividend. The ex-dividend date will be announced as soon as it is determined by the Nasdaq Stock Market.

By way of example only, assuming the ex-dividend date is October 16, 2026, one business day after the Preferred Stock Dividend is paid (the “Assumed Ex-Dividend Date”), if a person sells shares of our Common Stock on October 15, 2026, the Dividend Payment Date, even though such person is a holder of record of our Common Stock when the Preferred Stock Dividend is paid, such dividend would be paid to the buyer of the Common Stock who is the holder of record as of the Assumed Ex-Dividend Date rather than such person, because such person has sold our Common Stock prior to the Assumed Ex-Dividend Date.

As such, any person who trades our Common Stock in proximity to the Preferred Stock Dividend timeline may face negative unintended outcomes, and as such may not be able to receive, proportionally or at all, benefits from the Preferred Stock Dividend, even if such persons hold shares of our Common Stock on the Record Date. Such persons will experience greater dilution than the stockholders who enjoy the rights and benefits from the Preferred Stock Dividend.

Because the Series R Conversion Ratio is five shares of Common Stock (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of our Common Stock that occur after the original issue date of Series R Preferred Stock), the magnitude of the dilutive effect of the Conversion will be significant to those stockholders who do not receive our Preferred Stock Dividend and hold such shares of Series R Preferred Stock through the Conversion Date. Moreover, any sales of shares of Common Stock by us under our existing At The Market Offering Agreement, dated December 10, 2021, with Ladenburg Thalmann & Co. Inc. (as amended) and exchanges of our existing debt for shares of our Common Stock after the Record Date pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for example, could result in significant future dilution to our holders of Common Stock acquired after the dates outlined above who do not benefit from holding our Series R Preferred Stock.

By way of example only, assuming there are 2,281,247 shares of Series R Preferred Stock outstanding, which is the total number of shares of Series R Preferred Stock that would be received by holders of record of (i) the 2,138,712 shares of Common Stock outstanding as of October 1, 2026 and (ii) those certain warrants to purchase up to 142,535 shares of Common Stock with dividend rights (the “Eligible Warrants”) outstanding as of October 1, 2026, assuming October 1, 2026 is the record date for such dividend (the “Assumed Series R Share Amount”), a maximum of 11,406,235 shares of our Common Stock would be issued upon conversion upon conversion of the Series R Preferred Stock on the Conversion Date. Based on the shares of our Common Stock outstanding as of October 1, 2026, which was 2,138,712, and assuming no issuance of additional shares of Common Stock between the Record Date and the Conversion Date, the shares of Common Stock issued upon the full conversion of the Series R Preferred Stock would represent approximately 83.3% of our outstanding Common Stock immediately following the Conversion Date (after giving effect to such conversion and assuming full exercise of the Eligible Warrants into shares of Common Stock).

In addition, the beneficial ownership percentage in our Common Stock of holders of our Series R Preferred Stock on the Conversion Date (the “Existing Common Stockholders”) will depend on the number of additional shares of Common Stock that we issue between the Record Date and the Conversion Date, if any (each an “Additional Issuance”, and collectively, the “Additional Issuances”). The greater the number of shares of Common Stock issued in Additional Issuances, assuming Existing Common Stockholders do not receive shares in such Additional Issuances, the smaller the beneficial ownership percentage in our Common Stock by the Existing Common Stockholders immediately following the Conversion Date and vice versa. However, because the size of the Additional Issuances that the Company will make, if any, is uncertain as of the date of this Current Report, the exact magnitude of the dilutive effect of the Additional Issuances cannot be conclusively determined as of this date.

For illustration purposes only, below is a table showing the ownership percentage of the Existing Common Stockholders, with and without the Conversion Shares issuable upon conversion of the shares of Series R Preferred Stock issued in the Series R Preferred Stock Dividend, in the event of hypothetical Additional Issuances of 350%, 600% and 650%, respectively, of the total number of shares of Common Stock held by the Existing Common Stockholders as of the Record Date. When the Additional Issuances are less than 600% of the total number of shares of Common Stock held by the Existing Common Stockholders on the Record Date, the Existing Common Stockholders, upon receiving the Conversion Shares in full, would collectively remain the majority holders of the Company’s Common Stock. However, in the event of Additional Issuances of more than 600% of the total number of shares of Common Stock held by the Existing Common Stockholders on the Record Date, the Existing Common Stockholders, even after receiving the Conversion Shares in full, would collectively own less than 50% of the Company’s issued and outstanding shares of Common Stock immediately following the Conversion Date.

	Scenario A – 3.5x Additional Issuance	Scenario B – 6x Additional Issuance	Scenario C – 6.5x Additional Issuance
Total Number of Shares of Common Stock Entitled to Series R Preferred Dividend Held by Existing Common Stockholders*	2,281,247	2,281,247	2,281,247
Total Number of Shares of Series R Preferred Stock Receivable by Existing Common Stockholders	2,281,247	2,281,247	2,281,247
Total Number of Conversion Shares Receivable by Existing Common Stockholders	11,406,235	11,406,235	11,406,235
Hypothetical Additional Issuances of Shares of Common Stock after the Record Date and before the Conversion Date	7,984,365	13,687,482	14,828,106
Ownership Percentage of the Existing Common Stockholders after the Additional Issuances (Excluding the Conversion Shares from the Series R Preferred Stock Dividend)**	22.2%	14.3%	13.3%
Ownership Percentage of the Existing Common Stockholders after the Additional Issuances (Including the Conversion Shares from Series R Preferred Stock Dividend)**	63.2%	50.0%	48.0%

*

Assuming (i) October 1, 2026 is the Record Date, and (ii) the Eligible Warrants outstanding as of October 1, 2026 to purchase an aggregate of up to 142,535 shares of Common Stock are fully exercised. As of October 1, 2026, 2,138,712 shares of Common Stock were outstanding.

**	Assuming none of the Existing Common Stockholders acquire shares of Common Stock from the Additional Issuances.

The potential for the issuance of such a substantial number of shares of Common Stock upon conversion of the Series R Preferred Stock may depress the price of our Common Stock regardless of our business performance. We may find it more difficult to raise additional equity capital while the Series R Preferred Stock is outstanding.

Holders of Eligible Warrants will not actually receive the Preferred Stock Dividend unless and until the exercise of the Eligible Warrants and will cease to be entitled to the Preferred Stock Dividend upon transfer of the Eligible Warrants.

In addition to the holders of record of shares of our Common Stock at the close of business on the Record Date, holders of certain warrants and pre-funded warrants to purchase, in aggregate, up to 142,535 shares of our Common Stock with dividend rights (the “Eligible Warrants”) outstanding at the close of business on the Record Date will also be entitled to the Preferred Stock Dividend. However, pursuant to the terms and conditions of the Eligible Warrants respectively, a holder of an Eligible Warrant will not actually receive shares of Series R Preferred Stock as a dividend (or alternatively, shares of our Common Stock issued upon conversion of the Series R Preferred Stock in accordance with the terms of the Certificate of Designation, if the Series R Preferred Stock has been converted), in respect of any shares of our Common Stock issuable upon exercise of the Eligible Warrant (the “Warrant Shares”), unless and until such holder exercises the Eligible Warrant at any time prior to the expiration of the Eligible Warrant.

Moreover, an Eligible Warrant may be transferrable by its holder, with the right to receive the Preferred Stock Dividend (or the Conversion Shares upon and after the conversion of Series R Preferred Stock, as described hereunder) transferrable along with such Eligible Warrant, pursuant to the terms of such Eligible Warrant (a “Transferrable Eligible Warrant”). In the event that a Transferrable Eligible Warrant is transferred by its holder in accordance with its terms before the Assumed Ex-Dividend Date, the transferee of such Transferrable Eligible Warrant shall become entitled to receive the Series R Preferred Stock as a dividend (or alternatively, the Conversion

Shares issued upon conversion of the Series R Preferred Stock in accordance with the terms of the Certificate of Designation, if the Series R Preferred Stock has been converted), in respect of the Warrant Shares issued upon exercise of the Transferrable Eligible Warrant by the transferee. The transferor of the Transferrable Eligible Warrant shall, upon such transfer, cease to have any right to receive the Preferred Stock Dividend (or the Conversion Shares upon and after the conversion of Series R Preferred Stock).

The liquidation preference of the Series R Preferred Stock is nominal, and Holders should not expect to receive meaningfully more than holders of our Common Stock upon a liquidation.

Pursuant to the terms of the Certificate of Designation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, following payment in full of the liquidation preference payable out of the assets of the Company to any series of Senior Preferred Stock (as defined therein) and before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of Common Stock, and subject to the rights of the Company’s depositors or other creditors, each Holder of Series R Preferred Stock will be entitled to receive, in respect of each share of Series R Preferred Stock held by such Holder, a nominal amount equal to $0.0001 (the “Liquidation Preference”). After payment in full of such Liquidation Preference to the Holders, the remaining assets of the Company available for distribution to stockholders shall be distributed among the Holders and the holders of Common Stock and the holders of any other class or series of stock of the Company entitled to participate in the distribution of the residual assets of the Company, with each share of Series R Preferred Stock participating on an as-converted basis.

In the event of any Deemed Liquidation Event, Holders will be entitled to receive any Liquidation Preference. Rather, each share of Series R Preferred Stock will be entitled to receive, in respect of each share of Series R Preferred Stock held by a Holder, the cash, securities, property or other consideration, if any, that such Holder would have been entitled to receive in such Deemed Liquidation Event had such share of Series R Preferred Stock been converted into the applicable number of shares of Common Stock immediately prior to the consummation of such Deemed Liquidation Event, subject to the Maximum Percentage limitation on the Conversion.

As such, the Series R Preferred Stock provides little practical economic priority over the Common Stock in the event of a liquidation, and Holders should not view the Liquidation Preference as a source of downside protection.